Viatar CTC Solutions Announces $4.2 Million Series B Financing

Reports 2015 Financial Results

LOWELL, MA--(March 1, 2016) - Viatar CTC Solutions, Inc. (OTCQB: VRTT), the cancer dialysis company, today announced that it has entered into agreements with existing shareholders for the sale of $4.2 million of Series B Preferred Stock.  This transaction post-deal values Viatar at approximately $60 million, and is scheduled to be funded later in March 2016.

Viatar also reported its financial results for the fiscal year ended December 31, 2015.

The details of the Series B Convertible Preferred stock are as follows:

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Stated value, liquidation value and conversion price are all at $2.50 per share.

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The Series B shares are convertible at any time into common stock. The aggregate of approximately 1.7 million shares being sold will be convertible at any time into approximately 1.7 million shares of Viatar common stock, which is equal to 8.4% of the 20.3 million shares of common stock currently outstanding (on an as-converted basis with respect to these 1.7 million shares).

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The dividend rate has been set at 9.5% annually, which accrues and is payable quarterly in additional shares of Series B preferred stock.

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The dividend rate will increase to 12% in the event that by March 31, 2018 Viatar does not obtain CE Mark approval of its Therapeutic Oncopheresis System and generate at least $600,000 of gross profit in two fiscal quarters, subject to certain conditions.

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Beginning in 2022, the Series B preferred stock will automatically convert into common stock at $2.50 per share, assuming Viatar’s common stock then trades at or above $4 per share for 20 trading days with an average daily volume of 25,000 shares.

Mr. Ilan Reich, Viatar’s Chairman and CEO noted: “We project that the Series B financing will provide the funding needed to obtain CE Mark approval so that Viatar can begin commercialization of its Therapeutic Oncopheresis System in 2017 in Europe and Canada. This massive effort includes start-up manufacturing, clinical trial and regulatory compliance work.  Much of this work will also support the FDA approval process, which we are pursuing on a parallel track.”

“The Series B financing gives Viatar a post-deal valuation of roughly $60 million,” Mr. Reich continued.  “Obviously this is three times greater than Viatar’s market capitalization since we became a public company in 2015.  The contrast between the public and private market perceptions of Viatar’s value is quite striking.  In the past year Viatar has privately raised over $6 million in debt and preferred stock convertible at $2.50 per share, while on the OTCQB our stock has cumulatively traded only 130,000 shares at an average price of $1.03!  I believe that given Viatar’s proximity to regulatory approval and commercialization — when medical device companies typically command valuations of $150 million to $250 million — the valuation ascribed to Viatar in those private financings is both appropriate and advantageous to all parties.”

Mr. Reich concluded: “I am also pleased to report that the Series B financing contains none of the death-spiral adjustments and deep discounts which are typically found in financings for microcap companies.  It is a significant challenge to obtain the new capital necessary as a company matures from development stage to commercialization, and too often the cost is huge dilution borne by early investors, which is definitely not the case here.”

Viatar also announced financial results for the full year of 2015. Viatar reported sales of $65,910 compared to $9,000 in 2014. Sales were higher in the second half of the year as the Company's filters were integrated into a customer's product line for use by medical researchers at prominent cancer institutions. Gross profit was $50,240, or 76% of revenue, for the full year of 2015.

Research & development expenses during 2015 were $2,475,906 compared to $1,305,159 in 2014. The largest component of the increase in 2015 of $938,978 was due to non-cash expenses for stock based compensation compared to $476,610 for the year ended December 31, 2014. The balance of the increase was due to higher staffing levels, use of third party engineering resources, and the purchase of supplies and equipment to support the oncology program as well as the first payment to an overseas hospital that has agreed to conduct a pilot human clinical trial.

General and administrative expenses during the twelve months of 2015 were $1,526,436, below the $2,080,936 recorded in 2014. The decrease was due to the significant financial advisory and legal expenses incurred during the year ended December 31, 2014 in order to become a public company.

Viatar reported a net loss of $4,066,286 for 2015 compared to a net loss of $4,199,630 for 2014. These losses include non-cash expenses of $938,978 and $476,610, for 2015 and 2014 respectively, for stock-based compensation.

At December 31, 2015, Viatar had cash assets of $508,445 and marketable securities of $480,000.

“Viatar made great progress in 2015,” said Mr. Reich. "During the year we began to record commercial sales for our filtration technology; established key collaborations with researchers at major US cancer centers; and began the manufacturing, clinical trial and regulatory compliance tasks necessary to obtain CE Mark and FDA approval for our Therapeutic Oncopheresis System.  We have a superb team of 25 employees and outside engineers working tirelessly on these programs.”

Additional information on the new Series B preferred stock and financing can be found in the Company's Form 8K being filed today.  Later this month Viatar will file its Form 10K for 2015, which will include audited financial statements.

The Series B preferred stock sold by Viatar in the private placement were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold in reliance upon exemptions from the registration requirements of the Securities Act. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

About Viatar CTC Solutions

Viatar CTC Solutions Inc., the cancer dialysis company, is a medical technology company focused on the treatment of patients with metastatic cancer. The company's lead product, the Viatar™ Therapeutic Oncopheresis System, removes circulating tumor cells from whole blood using label-free cross-flow filtration. Pending regulatory approval targeted for 2017, it will be used as a periodic therapy to improve overall survival for a wide range of solid tumor types such as lung, breast, colon, prostate and gastric cancers. This proprietary technology also powers the company's liquid biopsy products, which are collection systems for use by genetic testing companies, researchers and medical oncologists that provide a greater quantity and purity of circulating tumor cells for their molecular analysis and personalized medicine objectives.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC.

For More Information:
For Viatar CTC Solutions:
Ilan Reich
Chairman& CEO
ilan.reich@viatarctcsolutions.com

Investor Contacts:
Stephanie Prince
PCG Advisory Group
646.762.4518
Sprince@pcgadvisory.com

Dave Gentry
RedChip Companies
407-644-4256, ext. 104
dave@redchip.com

Media Contact:
Sean Leous
PCG Advisory Group
646.863.8998
sleous@pcgadvisory.com

Viatar CTC Solutions Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Year Ended December 31,
	2015	2014

REVENUE
Sales	$ 65,910	$ 9,000

COST OF REVENUE
Cost of sales	15,670	-

GROSS MARGIN	50,240	9,000

EXPENSES
Research and development	2,475,907	1,305,159
General and administrative	1,526,436	2,080,936

TOTAL EXPENSES	4,002,343	3,386,095

LOSS FROM OPERATIONS	(3,952,103)	(3,377,095)

OTHER INCOME (EXPENSE)
Change in value of derivative liability	-	1,800
Interest expense	(114,183)	(91,785)

TOTAL OTHER INCOME (EXPENSE)	(114,183)	(89,985)

LOSS BEFORE INCOME TAX (EXPENSE) BENEFIT	(4,066,286)	(3,467,080)

Income tax (expense) benefit	-	(732,550)

NET LOSS	(4,066,286)	(4,199,630)
Net loss attributable to noncontrolling
interest in consolidated subsidiary	(548)	(311)

NET LOSS ATTRIBUTABLE TO
STOCKHOLDERS	$ (4,065,738)	$ (4,199,319)

LOSS PER COMMON SHARE -
BASIC AND DILUTED:
Net Loss Attributable to Common
Stockholders	$ (0.23)	$ (0.26)
Weighted Average Shares	17,796,745	15,853,810